Exhibit 99.2

Chartwell Diversified Services, Inc.

Case No. 02-88565

Reporting Period:  July 31, 2004

Schedule of Cash Receipts and Disbursements

	Bank Accounts						Current Month	Cumulative
	Sky Bank Money Market 3295001062**	Comerica #1880909914	Payroll Comerica #1880909542	Comerica #1880895634	Comerica #385105649243**	Comerica #385105649490**	Actual	Actual

Cash Balance Beginning	$115,771	$650,074	$(31)	$(84,548)	$141,002	$250,000	$1,072,268	$561,824

Recepits							$—	—
Cash sales
Accounts Receivable	$54	$278,224			$795		$279,073	11,549,656
Loans and Advances		$2,035,877	$—				$2,035,877	35,371,548
Sale of Assets							$—	—
Other - Cash Transfers from Related Companies		$4,571,081	$118,192	$363,898			$5,053,171	80,784,725
Total Receipts	$54	$6,885,182	$118,192	$363,898	$795	$—	$7,368,122	127,705,929

Disbursements
Net Payroll			$(112,492)				$(112,492)	(11,850,717)
Payroll Taxes		$(1,347,444)	$—				$(1,347,444)	(12,308,970)
Sales, Use and Other Taxes							$—	(18,190)
Inventory Purchases		$(797,369)					$(797,369)	(14,922,550)
Rents and Lease Payments							$—	(116,056)
Insurance		$(9,380)					$(9,380)	(6,132,301)
Administrative & Selling		$—	$—	$(308,243)			$(308,243)	(7,900,109)
Breakout for CDSI Case File #02-88565							$—	(116,475)
Other - Cash Transfers to Related Companies		$(4,727,366)					$(4,727,366)	(71,616,872)
Letter of Credit Refund							$—	(1,280,865)
Bank Charges		$(2,535)					$(2,535)	(3,617)
Professional Services							$—	(928,763)
Total Disbursements	$—	$(6,884,094)	$(112,492)	$(308,243)	$—	$—	$(7,304,829)	(127,195,485)

Net Cash Flow	$54	$1,088	$5,700	$55,656	$795	$—	$63,293	510,444

Cash End of Month	$115,825	$651,162	$5,669	$(28,893)	$141,797	$250,000	$1,135,561	$1,072,267

** This schedule reflects $507,622 worth of Restricted Cash, which is in Other Assets on the Balance Sheet’

Chartwell Diversified Services, Inc.

Case #02-88568

STATEMENT OF INCOME

(Post-Petition)

	For The One Month Ended July 30, 2004	Cumulative to Date
	(UNAUDITED)	(UNAUDITED)
Revenues:
Service revenues	$—	$3,864

Net Revenues	—	3,864

Operating Expenses:
Cost of Services	—	—

Gross Margin	—	3,864

General and administrative expenses:
Personnel costs	290,334	4,844,795
Occupancy costs	33,845	542,350
Bad debt expense		—
Other	37,428	1,011,784

Total General and Administrative Expenses	361,607	6,398,929

Loss from Operations	(361,607)	(6,395,065)

Other Expenses (Income):
Interest expense	20,808	185,690
Depreciation and amortization	67,692	1,341,992
Other expense (income)	(371,754)	(6,100,164)

Other Expenses - Net	(283,254)	(4,572,482)

Loss before Reorganization Items	(78,353)	(1,822,583)

Reorganization Items:
Professional fees	—	—
Other	2,987	81,647

Reorganization Expenses - Net	2,987	81,647

Loss Before Income Tax Provision	(81,340)	(1,904,230)

Income Tax Provision	—	—

Net Loss	$(81,340)	$(1,904,230)

Chartwell Diversified Services, Inc.

Case No. 02-88565

July 31, 2004

Balance Sheet

Book Value @ Current
Assets

Current Assets

Unrestricted Cash and Equivalents	$627,938
Due from Subsidiaries/Related Parties	(4,133,366)
Prepaid Expenses and Other Current Assets	211,941
Total Current Assets	$(3,293,487)

Property, Plant and Equipment-net

Total Property, Plant and Equipment-net	$52,106

Other Assets

Restricted Cash	507,622
Investments	92,537,829
Other Intangibles	2,886,183
Other Assets	9,667
Total Other Assets	$95,941,301

Total Assets	$92,699,920

Liabilities & Equity

Liabilities Not Under Compromise
Accounts Payable	$129,586
Accrued Payroll and Benefit Costs	621,348
Accrued Other and Other Liabilities	184,520
CHT Distribution Loan with Interest	2,645,664
Total Post-Petition Liabilities	$3,581,118

Liabilities Under Compromise
Accrued Payroll and Other Liabilities	153,200

Total Pre-Petition Liabilities	$153,200

Total Liabilities	$3,734,318

Equity
Additional Paid in Capital	$92,952,795
Accumulated Deficit	(3,987,193)
Total Equity	$88,965,602

Total Liabilities & Equity	$92,699,920

Chartwell Diversified Services, Inc.

Case No. 02-88565

July 31, 2004

Summary of Unpaid Post-Petition Debts

	0-30	31-60	61-90	91 and Over	Total
Accounts Payable	$(56,469)	$(4,618)		$(55,462)	$(116,549)
Accrued AP	(13,037)				(13,037)
Accrued Salaries	(71,275)	—	—	—	(71,275)
Accrued Incentive Comp	(450,000)				(450,000)
Accrued PTO	(94,780)				(94,780)
Accrued Expenses	(62,768)				(62,768)
Accrued Payroll Taxes	(5,293)				(5,293)
Leases - Building	—	—	—	—	—
Leases - Equipment	—	—	—	—	—
Notes payable	(2,645,664)	—	—	—	(2,645,664)
Professional Fees	(121,752)	—	—	—	(121,752)
Payments due to Insiders	—	—	—	—	—
					—
Total Post Petition Debts	$(3,521,038)	$(4,618)	$—	$(55,462)	$(3,581,118)

1) Post petition AP and accrued AP to be paid in future months based on vendor terms

2) Post Petition Salaries were paid in August in accordance with established payroll cycle.

3) Accrued Incentive Comp represents fiscal 2004 and 2005 bonus accrual

4) Post Petition Paid Time Off will be paid in future payrolls based on elected and approved PTO taken by active employees.

5) Post petition Accrued expenses represents accrued items which will be paid based on vendor payment terms

6) Accrued taxes represent estimated matching employer tax due on payroll accrual.  Paid in August

7) Secured debt will be paid down in accordance with with the CHT distribution/loan agreements

8) Professional fees represent accrued audit fees for the Chartwell Operations